EXHIBIT 99.1

Twin Vee PowerCats Co. Appoints Karl Zimmer as President to Drive Strategic Growth Initiatives

FORT PIERCE, FL / ACCESSWIRE / July 15, 2024 — Twin Vee PowerCats Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”), a designer, manufacturer, and distributor of recreational and commercial power boats, is pleased to announce the appointment of Karl Zimmer as President of the Company effective July 12, 2024. This strategic leadership change will enable Joseph Visconti, the current CEO who until the appointment also served as President, to dedicate his efforts towards expanding the company’s business development, developing potential mergers and acquisitions, enhancing sales and marketing strategies, expanding Investor relations and steering the long-term vision of Twin Vee.

Karl Zimmer’s career spans nearly three decades, marked by significant accomplishments in various leadership roles. Most recently, he served as President of Florida Beef, Inc., an operator of multiple protein plants, where he successfully increased daily production rates and achieved notable improvements in food safety and compliance.

Before his tenure at Florida Beef, Mr. Zimmer was the founding President and CEO of a start-up where he launched the business and led and accelerated the company’s growth into one of the largest U.S. companies in its business segment and industry. Mr. Zimmer’s operational expertise led to a large return for grower/owners and a significant increase in company value within six years.

Mr. Zimmer’s experience also includes a number of executive leadership roles at General Cable, one of the world’s largest wire and cable manufacturers at the time, where he managed global supply chain strategies and operations across multiple countries. His work there contributed to significant cost reductions and operational improvements, enhancing General Cable’s profitability and efficiency.

“I am excited to welcome Karl Zimmer to the Twin Vee family,” said Visconti. “Karl’s extensive leadership experience makes him the ideal candidate to take on the role of President. This transition will allow me to focus on the broader strategic opportunities that will drive our Company’s growth, advance our Twin Vee and AquaSport brands, and ensure we continue to lead the market in innovation and customer satisfaction.”

In his new role, Zimmer will oversee Twin Vee’s day-to-day operations, ensuring the Company continues to deliver high-quality products and exceptional customer service. His leadership will support Twin Vee’s ongoing commitment to operational excellence and is expected to play a crucial role in executing the Company’s growth strategies.

“Twin Vee has all of the pieces in place to aggressively grow as a company, engineering and building phenomenal power boats,” said Zimmer. “I am thrilled to be joining a company with a great team and great brands. I look forward to generating value for our shareholders and contribute to the Company’s success while helping drive its next phase of growth.”

According to Visconti, Twin Vee is committed to delivering unparalleled boating experiences to its customers. With the leadership and strategic focus of both Karl Zimmer and Joseph Visconti, the Company believes it is well-positioned to achieve its ambitious growth objectives and continue to set the standard in the power catamaran industry.

Mr. Zimmer received a Bachelor of Science in Industrial Engineering degree from the University of Cincinnati in Ohio. Additionally, he is an Eagle Scout and has served in numerous volunteer/board roles for the Boy Scouts of America in Ohio and Georgia. Mr. Zimmer sits on the Dean’s Advisory Council, College of Engineering and Applied Science, at the University of Cincinnati; and previously the College Advisory Council, College of Agricultural and Environmental Sciences, at the University of Georgia.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributor, and marketer of power sport boats. The Company is located in Fort Pierce, Florida, and has been building and selling boats for nearly 30 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.”

Visit Twin Vee PowerCats Co. on Facebook and Instagram.

Visit AquaSport on Facebook and Instagram.

Watch Twin Vee and AquaSport’s Legacy of Boat Building Excellence on YouTube.

Watch the Twin Vee team talk about the development of the GFX-2 on YouTube.

To receive a copy of Mr. Zimmer’s resume, please email us at investor@twinvee.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding expanding the Company’s business development, developing potential mergers and acquisitions, enhancing sales and marketing strategies, expanding Investor relations and steering the long-term vision of Twin Vee, Mr. Zimmer being the ideal candidate to take on the role of President, focusing on the broader strategic opportunities that will drive the Company’s growth, advance its Twin Vee and AquaSport brands, and ensure it continues to lead the market in innovation and customer satisfaction, ensuring the Company continues to deliver high-quality products and exceptional customer service, Mr. Zimmer’s leadership supporting Twin Vee’s ongoing commitment to operational excellence and playing a crucial role in executing the Company’s growth strategies, generating value for shareholders and contributing to the Company’s success while helping drive its next phase of growth and the Company being well-positioned to achieve its ambitious growth objectives and continue to set the standard in the power catamaran industry. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to expand its business development, develop potential mergers and acquisitions, enhance sales and marketing strategies, expand Investor relations and steer its long-term vision, Mr. Zimmer’s ability to contribute to the Company’s success while helping drive its next phase of growth, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com